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                                                                    Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

   As independent public accountants of Leapnet, Inc., we hereby consent to the use of our reports and to all references to our Firm included in or made a part of this registration statement.

                                          /s/ Arthur Andersen LLP
                                          Arthur Andersen LLP

Chicago, Illinois
February 29, 2000